EXHIBIT A

                      ABIGAIL ADAMS NATIONAL BANCORP, INC.
                    1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN

1.   Purpose and Administration
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     (a) Purpose.  The purpose of the Employee  Incentive Stock Option Plan (the
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"Plan") is to give officers and executive personnel ("key employees") of Abigail
Adams National Bancorp, Inc. (the "Company") and The Adams National Bank (the "Bank") an opportunity to acquire shares of the common stock of the Company, $.01 par value (the "Common Stock"), to provide an incentive for key employees to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for key employees to join or remain with the Company.

     (b)  Administration.   The  Plan  shall  be  administered,   construed  and
          --------------
interpreted by the Company's Board of Directors, which, to the extent the Board shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 10(c)) to a committee of two or more non-employee directors whose members shall be designated from time to time by resolution of the Board of Directors. The decision of a majority of the members of the administrative body shall be sufficient with respect to an action to be taken or interpretation to be made under the Plan. If administration is delegated to a committee, all references herein to the Board shall be deemed to refer to the committee.

     (c) Powers.  Within the limits of the express  provisions of the Plan,  the
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Board shall determine:
          (i) the key employees to whom awards hereunder shall be granted, (ii) the time or times at which such awards shall be granted, (iii) the form and amount of the awards, and (iv) the limitations, restrictions and conditions applicable to any such award.

In making such determinations, the Board may take into account the nature of the services rendered by such employees, or classes of employees, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

     (d)  Interpretations.  Subject to the express  provisions of the Plan,  the
          ---------------
Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

     (e)  Determinations.  The  determinations  of  the  Board  on  all  matters
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regarding  the Plan  shall be  conclusive.  A member of the Board  shall only be liable for any action taken or determination made in bad faith.

     (f) Non-uniform Determinations.  The Board's determinations under the Plan,
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including  without  limitation,  determinations  as to the  persons  to  receive awards, the terms and provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

2.   Awards Under the Plan
     ---------------------

     (a)  Form.  Awards  under  the Plan may be  granted  in  either or both the
          ----
following forms: (i) incentive stock options ("Incentive Stock Options"), as described in Section 3, and (ii) Stock Appreciation Rights, as described in
Section 4.

     (b) Maximum  Limitation.  The  aggregate  number of shares of Common  Stock
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available for grant under the

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Plan is 14,193  shares,  subject to adjustment  pursuant to Section 6. Shares of
Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that any Incentive Stock Option granted under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right with respect to which Common Stock is delivered to the key employee under Section 5(b)(ii)), without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Incentive Stock Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as an Incentive Stock Option under the Plan, including a grant to a former holder of such Incentive Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Incentive Stock Option.

3.   Incentive Stock Options
     -----------------------

     It is intended that Incentive Stock Options granted under the Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Incentive Stock Options may be granted in such form and subject to such terms and conditions as the Board shall from time to time determine, subject to the following:

     (a) Exercise  Price.  The per share exercise price of each Incentive  Stock
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Option shall be fixed by the Board in the Option Agreement (hereinafter defined)
but shall be at least 100% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant.

     (b) Terms of Options.  Each Incentive Stock Option shall become exercisable
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at the time,  and for the number of shares of Common Stock,  fixed by the Option
Agreement. Each Incentive Stock Option shall expire and all rights to purchase Common Stock thereunder shall cease on the date fixed on the Option Agreement, which shall not be later than the date ten (10) years from the date such Incentive Stock Option is granted. With respect to an Incentive Stock Option granted to an employee who is subject to Section 16 under the Securities Exchange Act of 1934, as amended, a period of six months must elapse between the date of grant of an Incentive Stock Option hereunder and the date of disposition of the shares of Common Stock purchased upon the exercise of the Incentive Stock Option.

     (c) Limitation on Amounts. The aggregate fair market value (determined with
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respect  to each  Incentive  Stock  Option as of the time such  Incentive  Stock
Option is granted) of the capital stock with respect to which Incentive Stock Options are exercisable for the first time by a key employee during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000.

     (d) Ten Percent  Shareholder.  Notwithstanding  any other provisions herein
         ------------------------
contained, no key employee may receive an Incentive Stock Option under the Plan if such key employee, at the time the award is granted owns (as defined in Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price for such Incentive Stock Option is at least 110% of the fair market value of the Common Stock subject to such Incentive Stock Option on the date of grant and such Option is not exercisable after the date five years from the date such Option is granted.

     (e)  Exercise.  Incentive  Stock Options shall be subject to such terms and
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conditions,  shall be exercisable at such time or times,  and shall be evidenced by such form of written option agreement between the optionee and the Company, as the Board shall determine; provided, that such terms are not inconsistent with the other provisions of the Plan, and with Section 422 of the Code or regulations thereunder.

     (f) Manner of  Exercise  and  Payment for Common  Stock.  Any Stock  Option
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granted under the Plan may be exercised by the grantee, by a legatee or legatees of such Stock Option under the grantee's last will or by his or her executors, personal representatives or distributees, (a) by delivering to the Secretary of the Company written notice of the number of shares of Common Stock with respect to which the Stock Option is being exercised, or (b) by delivering such notice to a broker-dealer with a copy to the Secretary of the Company. Except as otherwise provided in the Plan

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or in any Option Agreement,  the purchase price of Common Stock upon exercise of any Stock Option shall be paid in full (i) in cash or certified check, (ii) if the grantee may do so in conformity with Regulation T and without violation of
Section 16(b) or (c) under the Securities Exchange Act of 1934, as amended, pursuant to a broker-dealer's cashless exercise procedure, by a broker-dealer to whom the grantee has submitted a properly executed exercise notice consisting of a fully endorsed Stock Option and irrevocable instructions to deliver to the Company the total exercise price in cash, (iii) in Common Stock valued at its fair market value on the date of exercise, (iv) by agreeing to surrender Stock Options then exercisable by him or her valued at the excess of the aggregate fair market value of the Common Stock subject to such Stock Options on the date of exercise over the aggregate option exercise price of such Common Stock, (v) by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Stock Option having an aggregate fair market value on the date of exercise equal to the exercise price of the Stock Option, or (vi) by any combination of (i), (ii), (iii), (iv) and (v). In the case of payments pursuant to (ii), (iii), (iv) or (v) above, the grantee's election must be made on or prior to the date of exercise of the Stock Option and must be irrevocable. The Company shall issue, in the name of the grantee, Stock Certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Stock Option as soon as reasonably practicable after such exercise.

     (g)  Cancellation  of  Stock  Appreciation  Rights.  The  exercise  of  any
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Incentive Stock Option shall cancel that number,  if any, of Stock  Appreciation
Rights (as defined in Section 4) included in such Incentive Stock Option, which is equal to the excess of (i) the number of shares of Common Stock subject to Stock Appreciation Rights included in such Incentive Stock, over (ii) the number of shares of Common Stock which remain subject to such Incentive Stock Option after such exercise.

4.   Stock Appreciation Rights
     -------------------------

     (a)  Award.  If  deemed  by the  Board to be in the best  interests  of the
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Company,  any Incentive  Stock Option granted under the Plan may include a stock appreciation right ("Stock Appreciation Right"), either at the time of grant or thereafter while the Incentive Stock Option is outstanding.

     (b) Terms of Rights.  Stock  Appreciation  Rights  shall be subject to such
         ---------------
terms and conditions not inconsistent with the other provisions of the Plan as the Board shall determine, provided that:

          (i) A Stock Appreciation Right shall be exercisable to the extent, and only to the extent, the Incentive Stock Option in which it is included is exercisable and shall be exercisable only for such period as the Board may determine (which period may expire prior to, but not later than, the expiration date of such Incentive Stock Option). Notwithstanding the preceding sentence, a Stock Appreciation Right is exercisable only when the fair market value of a share of Common Stock exceeds the option price specified in such Incentive Stock Option.

          (ii) A Stock Appreciation Right shall entitle the optionee to surrender to the Company unexercised the Incentive Stock Option, or portion thereof, to which it is related, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the option price per share specified in such Incentive Stock Option multiplied by the number of shares of Common Stock subject to the Incentive Stock Option, or portion thereof, which is so surrendered. The Board shall be entitled to elect to settle any part or all of the Company's obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or by check equal to the aggregate fair market value on the date on which the Stock Appreciation Right is exercised of that part or all of the shares of Common Stock the Company would otherwise be obligated to deliver.

     (c) Cash Settlement Restriction.  (i) Notwithstanding Section 4(b), so long
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as the grantee of the Stock Appreciation Right is an officer of the Company, the
Company's right to elect to settle any part or all of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or by check shall not apply, unless such exercise occurs no less than six months after the date of grant of the Stock Appreciation Right and either: (a) the automatic

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exercise  provisions in paragraph (ii) below have been triggered,  or (b) during the period beginning on the third business day following the date of release by the Company for publication of its quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

          (ii) in the event that the Company shall cancel all unexercised Incentive Stock Options as of the effective date of a merger or other transaction (as described in Section 7), or in the case of dissolution of the Company, then each Stock Appreciation Right held by an executive officer or director of the Company shall be automatically exercised for cash on such date within 90 days prior to the effective date of such transaction or dissolution as the Board shall determine and, in the absence of such determinations on the last business day immediately prior to such effective date.

5.   Transferability
     ---------------

     No Incentive Stock Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Incentive Stock Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Incentive Stock Option or Stock Appreciation Right, or levy of attachment or similar process upon the Incentive Stock Option or Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. An Incentive Stock Option or Stock Appreciation Right may be exercised only by a key employee during his or her lifetime, or pursuant to Section 9(c) by his or her estate or other person who acquires the right to exercise such Incentive Stock Option or Stock Appreciation Right upon his or her death by bequest or inheritance.

6.   Adjustment Provisions
     ---------------------

     The aggregate number of shares of Common Stock with respect to which Incentive Stock Options and Stock Appreciation Rights may be granted, the aggregate number of shares of Common Stock subject to each outstanding Incentive Stock Option and Stock Appreciation Right, and the option price per share of each such Incentive Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. The Board shall make adjustments under this
Section 6 in its sole discretion, and its decisions shall be binding and conclusive.

7.   Dissolution, Change of Control
     ------------------------------

     In the event of a dissolution or liquidation of the Company, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such liquidation or dissolution, to exercise his Option, in whole or in part, to the extent that such Option is then otherwise exercisable and has not previously been exercised.

     In the event that: (i) any person (as such term is used in Section 13 of the Securities and Exchange Act of 1934, as amended, and the rules and regulation thereunder and including any affiliate or associate of such person, as defined in Rule 12b-2 under said Act, and any person acting in concert with such person) directly or indirectly acquires or otherwise becomes entitled to vote more than eighty percent (80%) of the voting power entitled to be cast at an election for directors ("Voting Power") of the Company; or (ii) there occurs any merger or consolidation of the Company, or any sale, lease or exchange of all or any substantial part of the consolidated assets of the Company and its subsidiary to any other person and (A) in the case of a merger or consolidation, the holders of outstanding stock of the Company entitled to vote in elections of directors immediately before such merger or consolidation (excluding for this purpose any person, including any affiliate or associate that directly or indirectly owns or is entitled to vote twenty percent (20%) or more of the Voting Power of the Company) hold less than eighty percent (80%) of the Voting Power of the survivor of such merger or consolidation or its parent; or (B) in the case of any such sale, lease or exchange, the Company does not own at least eighty percent (80%) of the Voting Power of the other person; or (iii) one or more new directors of the

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Company  are  elected and at such time five or more  directors  (or, if less,  a majority of the directors) then holding office were not nominated as candidates by majority of the directors in office immediately before such election, then the Option will be deemed to apply to the securities to which a holder of the number of shares of Common Stock subject to the unexercised portion of the Stock Option would be entitled if he or she actually owned such shares immediately prior to the record date or other times any such event became effective. Outstanding and unexercised Stock Options previously granted shall immediately become fully vested and exercisable.


8.   Shareholder Approval, Effective Date and Conditions Subsequent to Effective
     ---------------------------------------------------------------------------
     Date
     ----

     The Plan shall become effective on the date of the approval of the Plan by the Board of Directors of the Company; provided, however, that the adoption of the Plan is subject to shareholder approval within twelve (12) months after the date of adoption of the Plan by the Board. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Incentive Stock Option or Stock Appreciation Right granted under the Plan shall be null and void and of no effect.

     No grant or award shall be made under the Plan more than ten years from the earlier of the date of adoption of the Plan by the Board and shareholder approval thereof; provided, however, that the Plan and all Incentive Stock Options and Stock Appreciation Rights granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as described herein until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreements.

9.   Termination of Employment
     -------------------------

     (a) Each Incentive Stock Option and Stock Appreciation Right shall, unless sooner terminated as described in Section 9(b) or (c) below, expire on the first to occur of the tenth anniversary of the date of grant thereof or the expiration date set forth in the applicable option agreement.

     (b) The nonvested portion (if any) of an Incentive Stock Option and Stock Appreciation Right shall expire on the first to occur of the applicable dates set forth in paragraph (a) of this Section 9 and the date that the employment of the key employee with the Company terminates for any reason other than death or disability. Notwithstanding the preceding provisions of this paragraph, the Board, in its sole discretion, may, by written notice given to an ex-employee, permit the ex-employee to exercise Incentive Stock Options or Stock Appreciation Rights during a period following his or her termination of employment, which period shall not exceed three months. In no event, however, may the Board permit an ex-employee to exercise an Incentive Stock Option or Stock Appreciation Right after the expiration date contained in the agreement evidencing such Incentive Stock Option or Stock Appreciation Right. Notwithstanding the preceding provision of this paragraph, if the Board permits an ex-employee to exercise Incentive Stock Options or Stock Appreciation Rights during a period following his or her termination of employment pursuant to such preceding provisions, such Incentive Stock Options or Stock Appreciation Rights shall, to the extent unexercised, expire on the date that such ex-employee violates (as determined by the Board) any covenant not to compete in effect between the Company and the ex-employee.

     (c) If the employment of a key employee with the Company terminates by reason of disability (as defined in Section 422(c)(9) of the Code as determined by the Board) or by reason of death, his or her Incentive Stock Options and Stock Appreciation Rights, if any, shall expire on the first to occur of the date set forth in paragraph (a) of this Section 9 and the first anniversary of such termination of employment.

10.  Miscellaneous
     -------------

     (a) Legal and Other Requirements. The obligation of the Company to sell and
         -----------------------------
deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate

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by the  Company.  Certificates  for shares of Common Stock issued under the Plan may be legended as the Board shall deem appropriate.

     (b) No Obligation to Exercise  Options.  The granting of an Incentive Stock
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Option shall impose no obligation  upon an optionee to exercise  such  Incentive
Stock Option.

     (c) Termination and Amendment of Plan. The Board, without further action on
         ----------------------------------
the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Incentive Stock Option or Stock Appreciation Right granted thereunder or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Company (except to the extent described in Section 6 hereof): (i) materially increase the total number of shares of Common Stock available for grant under the Plan; (ii) materially modify the class of eligible employees under the Plan; or (iii) effect a change relating to Incentive Stock Options granted hereunder which is inconsistent with
Section 422 of the Code or regulations issued thereunder.

     No action taken by the Board under this Section, either with or without the approval of the shareholders of the Company, may materially and adversely affect any outstanding Incentive Stock Option or Stock Appreciation Right without the consent of the holder hereof.

     (d)  Application  of Funds.  The proceeds  received by the Company from the
          ---------------------
sale of Common Stock pursuant to Incentive Stock Options will be used for general corporate purposes.

     (e)  Withholding  Taxes.  Whenever  the Company  proposes or is required to
          ------------------
issue or transfer shares of Common Stock to an optionee under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. If such certificates have been delivered prior to the time a withholding obligation arises, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state or local withholding tax requirements at the time such obligation arises and to withhold from other amounts payable to the optionee, as compensation or otherwise, as necessary. In lieu of requiring an optionee to make a payment to the Company in an amount related to the withholding tax requirement, the Company may, in its discretion, provide that at the optionee's election, the tax withholding obligation shall be satisfied by the Company's withholding a portion of the shares otherwise distributable to the optionee, such shares being valued at their fair market value at the date of exercise, or by the optionee's delivering to the Company a portion of the shares previously delivered by the Company, such shares being valued at their fair market value as of the date of delivery of such shares by the optionee to the Company.

     An election pursuant to the preceding sentence must be made in writing either (i) during the period beginning on the third business day following the date of release of a quarterly or annual summary of earnings and ending on the 12th business day following such day, or (ii) at least six months prior to the date the income is realized.

     (f) Right to  Terminate  Employment.  Nothing in the Plan or any  agreement
         -------------------------------
entered into pursuant to the Plan confers upon any key employee or other optionee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such key employee or other optionee.

     (g)  Rights  as a  Shareholder.  No  optionee  shall  have  any  right as a
          -------------------------
shareholder unless and until certificates for shares of Common Stock are issued to him or her.

     (h) Leaves of Absence and  Disability.  The Board shall be entitled to make
         ---------------------------------
such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any key employee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any of any such leave of absence on awards under the Plan theretofore made to any key employee who takes such leave

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of absence.

     (i) Fair Market Value. Whenever the fair market value of Common Stock is to
         -----------------
be determined under the Plan as of a given date, such fair market value shall be: (i) if the Common Stock is actively traded on the over-the-counter market, the average of the bid and the asked price for the Common Stock at the close of trading for the ten consecutive trading days immediately preceding such given date; (ii) if the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; and (iii) if the Common Stock is neither actively traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

     Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the fair market value of Common Stock subject to an Incentive Stock Option shall be inconsistent with Section 422 of the Code or regulations thereunder.

     (j) Notices.  Every direction,  revocation or notice authorized or required
         --------
by the Plan shall be deemed delivered to the Company: (i) on the date it is personally delivered to the Secretary of the Company at its principal executive offices, or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an optionee (x) on the date it is personally delivered to him or her, or (y) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

     (k) Applicable Law. All questions pertaining to the validity,  construction
         ---------------
and   administration  of  the  Plan,  and  Incentive  Stock  Options  and  Stock
Appreciation Rights granted under the Plan shall be determined in conformity with the laws of Delaware, to the extent not inconsistent with Section 422 of the Code and regulations thereunder.

     (l)  Elimination of Fractional  Shares.  If under any provision of the Plan
          ---------------------------------
which requires a computation of the number of shares of Common Stock subject to an Incentive Stock Option or Stock Appreciation Right, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

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